Exhibit 99.1

Ocean Power Technologies Expands Commercial Team With Indonesia-Based Representative

Newly Created Strategic Role Will Execute OPT’s Asia-Pacific Market Expansion

MONROE TOWNSHIP, N.J., August 26, 2020 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced the addition of Gilar Prakoso to the OPT Commercial team as Asia-Pacific Representative, based in Jakarta, Indonesia.

“The Asia-Pacific region presents significant opportunities for OPT’s power and communications solutions among nations concerned with maritime border enforcement and safeguarding vast oceanic resources,” said George H. Kirby, President and Chief Executive Officer of OPT. “Gilar’s fluency with local maritime agencies and industry, and his established relationships are essential to growing OPT’s customer base and cultivating regional partnerships. We are excited to have him on board to execute our market expansion strategy and promote our capabilities in this area of the world.”

In Indonesia and throughout the Asia-Pacific region, OPT is developing new opportunities for protecting territorial waters, fortifying illegal fishing prosecution and prevention, and supporting oil well decommissioning in the area. The addition of an Asia-Pacific Representative builds on the Company’s existing business relationship with Taiwan-based satellite data solutions provider BAP Precision, Inc. to pursue joint surveillance solutions for government agencies announced earlier this year.

In his role, Mr. Prakoso will provide local and regional support of OPT’s commercial activities, including direct sales, strategic relationships, and project execution.

Mr. Prakoso was most recently Senior Officer at Directorate General of Capture Fisheries with the Ministry of Marine Affairs and Fisheries for the Republic of Indonesia. In that role, he monitored the Food and Agriculture Organization (FAO) of the United Nations’ Regional Fisheries Livelihood Program, supported and monitored the FAO Regional Fisheries Livelihood Programme (RFLP) in Kupang, East Nusa Tenggara, and developed an alternative livelihood program for small-scale fishermen. He was also the main contributor to the marine and fisheries geographic information system for Indonesia’s One Map Policy, specifically informing the national map and geodatabase of fishing ports, fisheries management areas, and utilization level of fish resources.

Mr. Prakoso holds a Master of Environmental Science and Management degree from the University of Rhode Island as well as a Bachelor of Science degree in Fisheries from Bogor Agricultural University in Indonesia. He also has a Post-Baccalaureate Certificate in geographic information systems and remote sensing from the University of Rhode Island.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative, and cost-effective ocean energy solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com